UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
February 18, 2021
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On February 18, 2021, the Board of Directors of Lennar Corporation (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Amy Banse to serve as a director for a term of office expiring at the Company’s 2021 Annual Meeting of Stockholders, at which time her continued Board service will be subject to stockholder approval. Ms. Banse has not been assigned to any committees of the Board.

Ms. Banse has served as senior adviser to the executive committee of Comcast Corporation, a global media and technology company (including Comcast Ventures, LLC, its venture capital arm), since September 2020. She previously served as executive vice president, Comcast Corporation, from January 2020 to September 2020 and as managing director and head of funds at Comcast Ventures LLC from August 2011 to September 2020. From 2005 to 2011, Ms. Banse was senior vice president, Comcast Corporation and president, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties. Since joining Comcast in 1991, Ms. Banse has held various positions at the company, including content development, programming investments and overseeing the development and acquisition of Comcast’s cable network portfolio. Earlier in her career, Ms. Banse was an associate at Drinker Biddle & Reath LLP.

The Board has determined that Ms. Banse qualifies as independent under the independence standards set forth in the NYSE corporate governance listing standards. There are no arrangements or understandings between Ms. Banse and any other persons with respect to her appointment as a director. Neither Ms. Banse nor any immediate family member of Ms. Banse has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Ms. Banse will participate in the Company’s outside director compensation program, which provides that directors receive an annual equity grant of the Company’s Class A common stock, an outside director retainer of $140,000 payable quarterly, half in stock and half in cash, and committee fees, as applicable. Ms. Banse will receive the prorated portions of the annual equity grant of the Company’s Class A common stock and the outside director retainer based on her period of service until the next annual meeting.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President, Chief Financial Officer and Treasurer

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